Exhibit 21.1
THE SHAW GROUP INC.®
GREATER THAN 50% OWNED
SUBSIDIARIES
(Updated as of September 30, 2008)
1. ACL Piping, Inc.
2.	Aiton & Co Limited

3.	American Eagle Communities Midwest, LLC (Delaware)

4.	American Plastic Pipe and Supply, L.L.C.

5.	Arlington Avenue E Venture, LLC

6.	Associated Valve, Inc.

7.	Badger® Technologies, L.L.C.

8.	Badger® Technology Holdings, L.L.C.

9.	Benicia North Gateway II, L.L.C.

10.	B.F. Shaw, Inc.

11.	Camden Road Venture, LLC

12.	C.B.P. Engineering Corp.

13.	Chimento Wetlands, L.L.C.

14.	Coastal Estuary Services, L.L.C.

15.	Cojafex B.V.

16.	Eagle Industries, Inc.

17.	EDS Equipment Company, LLC

18.	EMCON/OWT, Inc.

19.	Envirogen, Inc.

20.	Environmental Solutions Ltd.

21.	Field Services Canada Inc.

22.	Field Services, Inc.

23.	Ft. Leonard Wood Management Company, L.L.C.

24.	GHG Solutions, Inc. (f/k/a Shaw Nuclear Energy Holdings (US), Inc.)

25.	GFM Real Estate LLC

26.	Global Modular Solutions, L.L.C.

27.	Great Southwest Parkway Venture, LLC

28.	Greater Baton Rouge Ethanol, L.L.C.

29.	Gulf Coast Equipment Rental, Inc.

30.	HL Newhall II, L.L.C.

31.	Holdings Manufacturas Shaw South America, C.A.

32.	Hydro Power Solutions LLC

33.	Integrated Site Solutions, L.L.C.

34.	International Consultants, L.L.C. (f/k/a SWINC Acquisition Five, L.L.C.)

35.	IT Holdings Canada, Inc.

36.	Jernee Mill Road, L.L.C.

37.	Kato Road II, L.L.C.

38.	KIP I, L.L.C.

39.	LandBank Baker, L.L.C.

40.	LandBank Properties, L.L.C.

41.	Leonard Wood Family Communities, LLC (90% Shaw owned)

42.	LFG Specialties, L.L.C.

43.	Lone Star Fabricators, Inc.

44.	Manufacturas Shaw South America, C.A.

45.	Millstone River Wetland Services, L.L.C.

46.	MWR, Inc.

47.	Norwood Venture I, L.L.C.

48.	Nuclear Energy Holdings, L.L.C.

49.	Nuclear Technology Solutions, L.L.C.

50.	Otay Mesa Ventures II, L.L.C.

51.	Pacific Support Group LLC

52.	Pike Properties I, Inc. (Formerly, SAON Properties, Inc.)

53.	Pike Properties II, Inc. (Formerly, Secorp, Inc.)

54.	Pipework Engineering and Developments Limited

55.	Plattsburg Venture, L.L.C.

56.	Power Technologies Asia-Pacific Sdn. Bhd.

57.	Prospect Industries (Holdings), Inc.

58.	PT Stone & Webster Indonesia

59.	Raritan Venture I, L.L.C.

60.	S C Woods, L.L.C.

61.	SELS Administrative Services, L.L.C.

62.	Shaw A/DE, Inc.

63.	Shaw Aiton Australia Pty Limited

64.	Shaw Alaska, Inc.

65.	Shaw Alloy Piping Products, Inc.

66.	Shaw Americas, L.L.C.

67.	Shaw APP Tubeline, Inc. (f/k/a Ezeflow (NJ) Inc.)

68.	Shaw AREVA Mox Services, LLC

69.	Shaw Beale Housing, L.L.C.

70.	Shaw Beneco, Inc.

71.	Shaw Biofuels, L.L.C.

72.	Shaw California, L.L.C.

73.	Shaw Canada L.P. (f/k/a Stone & Webster Canada L.P.)

74.	Shaw Capital, Inc.

75.	Shaw Capital (Cayman)

76.	Shaw Capital (Nevada), Inc.

77.	Shaw CENTCOM Services, L.L.C.

78.	Shaw CMS, Inc.

79.	Shaw Coastal, Inc.

80.	Shaw Connex, Inc.

81.	Shaw Constructors, Inc.

82.	Shaw Consultants, Inc. (f/k/a Stone & Webster Management Consultants, Inc.)

83.	Shaw Dunn Limited

84.	Shaw E & I International Ltd.

85.	Shaw E & I Investment Holdings, Inc.

86.	Shaw Energy & Chemicals, Inc.

87.	Shaw Energy & Chemicals International, Inc.

88.	Shaw Energy Services, Inc.

89.	Shaw Environmental, Inc.

90.	Shaw Environmental International, Inc.

91.	Shaw Environmental & Infrastructure, Inc.

92.	Shaw Environmental & Infrastructure International, Inc.

93.	Shaw Environmental & Infrastructure Massachusetts, Inc.

94.	Shaw Environmental Liability Solutions, L.L.C.

95.	Shaw Europe, Inc. (f/k/a Shaw E & I Russia, Inc.)

96.	Shaw Export Company, S. de R. L. de C.V.

97.	Shaw Fabrication & Manufacturing, Inc.

98.	Shaw Fabrication & Manufacturing International, Inc.

99.	Shaw Fabricators, Inc.

100.	Shaw Facilities, Inc.

101.	Shaw Field Services, Inc.

102.	Shaw Fronek Company (FCI), Inc.

103.	Shaw Fronek Power Services, Inc.

104.	Shaw Ft. Leonard Wood Housing, L.L.C.

105.	Shaw Ft. Leonard Wood Housing II, L.L.C.

106.	Shaw GBB International, LLC

107.	Shaw GBB, LLC (f/k/a Gottlieb, Barnett & Bridges, LLC)

108.	Shaw GBB Maintenance, Inc. (f/k/a GBB Maintenance Company, Inc.)

109.	Shaw Global, L.L.C.

110.	Shaw Global Energy Services, Inc.

111.	Shaw Global Offshore Services, Inc.

112.	Shaw Group Australia Pty Limited

113.	Shaw Group UK Holdings

114.	Shaw Group UK International Services Ltd.

115.	Shaw Group UK Limited

116.	Shaw GRP of California

117.	Shaw Hanscom Housing, L.L.C.

118.	Shaw Heat Treating Service, C.A.

119.	Shaw Home Louisiana, Inc.

120.	Shaw Industrial Supply Co., Inc.

121.	Shaw Infrastructure, Inc.

122.	Shaw Intellectual Property Holdings, Inc.

123.	Shaw International, Inc.

124.	Shaw International, Ltd. (Formerly, Shaw Caribbean (Cayman), Ltd.)

125.	Shaw International Management Services One, Inc.

126.	Shaw International Management Services Two, Inc.

127.	Shaw JV Holdings, L.L.C.

128.	Shaw Knutsford Limited (f/k/a Shaw Power Technologies International Limited™)

129.	Shaw Lancas, C.A.

130.	Shaw Liquid Solutions LLC

131.	Shaw Little Rock Housing, L.L.C.

132.	Shaw Maintenance, Inc.

133.	Shaw Managed Services, Inc.

134.	Shaw Management Services One, Inc.

135.	Shaw Manufacturing and Services, Inc.

136.	Shaw Manpower, S. de R.L. de C.V.

137.	Shaw Matamoros Fabrication and Manufacturing, S. de R.L. de C.V.

138.	Shaw Mexican Holdings, S. de R.L. de C.V.

139.	Shaw Mexico Employment Recruiters, S. de R.L. de C.V.

140.	Shaw Mexico, L.L.C.

141.	Shaw Mexico Real Estate Holdings, S. de R.L. de C.V.

142.	Shaw Mid States Pipe Fabricating, Inc.

143.	Shaw Morgan City Terminal, Inc.

144.	Shaw NAPTech, Inc.

145.	Shaw North Carolina, Inc. (f/k/a DE Fossil-Hydro Engineering, Inc.)

146.	Shaw Northeast Housing, L.L.C.

147.	Shaw Northwest Housing, L.L.C.

148.	Shaw Nuclear Energy Holdings (UK), Inc.

149.	Shaw Nuclear Energy Holdings (US), Inc.

150.	Shaw Nuclear Services, Inc.

151.	Shaw Overseas (Far East) Ltd.

152.	Shaw Overseas (Middle East) Ltd.

153.	Shaw Pipe Shields, Inc.

154.	Shaw Pipe Supports, Inc.

155.	Shaw Power Delivery Systems, Inc.

156.	Shaw Power, Inc.

157.	Shaw Power International, Inc.

158.	Shaw Power Services Group, L.L.C.

159.	Shaw Power Services, Inc.

160.	Shaw Power Technologies, Inc.™ (formerly Power Technologies, Inc.®)

161.	Shaw Process and Industrial Group, Inc.

162.	Shaw Process Fabricators, Inc.

163.	Shaw Project Services Group, Inc.

164.	Shaw Property Holdings, Inc.

165.	Shaw Remediation Services, L.L.C.

166.	Shaw Rio Grande Holdings, L.L.C.

167.	Shaw Rio Grande Valley Fabrication & Manufacturing, L.L.C.

168.	Shaw-Robotic Environmental Services, L.L.C.

169.	Shaw Services, L.L.C.

170.	Shaw SSS Fabricators, Inc.

171.	Shaw Stone & Webster Arabia Co., Ltd.

172.	Shaw Stone & Webster Puerto Rico, Inc.

173.	Shaw Sunland Fabricators, Inc.

174.	Shaw T&D Company, Inc. (f/k/a Shaw Energy Delivery Services, Inc.)

175.	Shaw Trading FSC, Ltd.

176.	Shaw Transmission & Distribution Services, Inc. (formerly, Shaw Management Services Six, Inc.)

177.	Shaw Transmission & Distribution Services International, Inc. (f/k/a EDS Puerto Rico, Inc.)

178.	Shaw Tulsa Fabricators, Inc. (f/k/a Shaw Word Industries Fabricators, Inc.)

179.	Shaw Waste Solutions, LLC

180.	So-Glen Gas Co., LLC

181.	Stone & Webster Asia, Inc.

182.	Stone & Webster Canada Holding One (N.S.), ULC

183.	Stone & Webster Canada Holding Two, Inc.

184.	Stone & Webster Construction, Inc.

185.	Stone & Webster Construction Services, L.L.C.

186.	Stone & Webster Consultants Limited

187.	Stone & Webster Engineering Projects Private Limited

188.	Stone & Webster Engineering Services Sdn. Bdh.

189.	Stone & Webster Engineering (Thailand) Ltd.

190.	Stone & Webster Holding One, Inc.

191.	Stone & Webster Holding Two, Inc.

192.	Stone & Webster, Inc.

193.	Stone & Webster Insaat ve Muhendislik Limited Sirketi

194.	Stone & Webster International B.V.

195.	Stone & Webster International, Inc.

196.	Stone & Webster International Holdings, Inc.

197.	Stone & Webster Limited

198.	Stone & Webster Massachusetts, Inc.

199.	Stone & Webster Michigan, Inc.

200.	Stone & Webster Purchasing, Inc.

201.	Stone & Webster Process Technologies B.V.

202.	Stone & Webster Process Technology, Inc.

203.	Stone & Webster Services, L.L.C.

204.	The LandBank Group, Inc.

205.	The Shaw Group Inc. Political Action Committee, Inc.

206.	The Shaw Group International Inc.

207.	The Shaw Group UK Pension Plan Limited

208.	The Shaw Group UK 1997 Pension Scheme Limited

209.	The Shaw Group UK 2001 Pension Plan Limited

210.	Whessoe Piping Systems Limited

211.	Whippany Venture I, L.L.C.

212.	Worldwide Industrial Constructors, Inc.